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                                                                EXHIBIT 10.02(d)


AGREEMENT TO DEFER PRINCIPAL PAYMENTS ON PROMISSORY NOTE


     WHEREAS, the Undersigned is the Payee of an Amended and Restated Non-Negotiable Promissory Note dated July 28,1989 in an original amount of $596,821.79 issued by Meridian National Corporation; and

     WHEREAS, the entire principal balance of said Note became due and payable on September 15,1995; and

     WHEREAS, pursuant to said Note, its Payee may convert the Note, in whole or in part, into shares of Common Stock of Meridian National Corporation; and

     WHEREAS, pursuant to a Subscription Agreement dated May 31,1996, Payee received 600,000 shares of Common Stock in exchange for a $300,000 reduction in the principal amount of said Note; and

     WHEREAS, Payee agreed to a reduction in the principal amount of said note of $21,589.53 as payment of principal and interest owed by Payee on certain Promissory Notes in April and May 1996.

     NOW THEREFORE, the undersigned agrees, for due consideration, the receipt of which is hereby acknowledged, that Payee will not seek payment from Meridian National Corporation of the principal payments stipulated in the Note prior to March 1,1995.


Dated April 22, 1997, at Toledo, Ohio



                                  By: \s\ William D. Feniger
                                     -------------------------------------
                                          William D. Feniger



Acknowledged By:
MERIDIAN NATIONAL CORPORATION



By: \s\ James L. Rosino
   ---------------------------
     Vice President - Finance